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Exhibit 99.1

Contacts:	Brian W. Bethers Chief Financial Officer 1-800 CONTACTS, INC. (801) 924-9800 investors@contacts.com	Robert G. Hunter Vice President, Finance 1-800 CONTACTS, INC. (801) 924-9800 investors@contacts.com

For Immediate Release

1-800 CONTACTS Announces Second Quarter Results

        DRAPER, Utah, July 29, 2003 /PRNewswire/—1-800 CONTACTS, INC. (Nasdaq: CTAC), today reported results for its second quarter ended June 28, 2003.

        Net sales for the second quarter ended June 28, 2003 were $46.4 million, compared to $42.2 million for the comparable quarter of the prior year. Net income for the second quarter of 2003 was $0.6 million, or $.04 per diluted common share, compared to net income of $1.0 million, or $.09 per diluted common share for the second quarter of 2002. For the second quarter ended June 28, 2003, net sales and operating income exclusive of the Company's Singapore operations (ClearLab) were $44.7 million and $3.0 million, respectively. For the second quarter of 2003, net sales and operating loss for ClearLab were $1.7 million and $(0.9) million, respectively, excluding intercompany sales. ClearLab's results include non-cash compensation expense of $0.7 million relating to the grant of shares of 1-800 CONTACTS' common stock owned by ClearLab's chief technology officer to key employees of ClearLab. No income tax benefit was recorded on the net loss from ClearLab's operations due to the uncertainty of realization of the related deferred income tax assets in Singapore.

        The Company's consolidated gross margin improved to 38.3% for the second quarter of 2003 from 29.4% for the comparable quarter of the prior year. During the second quarter of 2003, the Company expensed $0.5 million for amortization of the acquired Lens Express and Lens 1st customer database definite-lived intangible assets.

        For the two quarters ended June 28, 2003, net sales were $93.0 million, compared to $83.8 million for the two quarters ended June 29, 2002. Net income for the first two quarters of 2003 was $0.1 million, or $.01 per diluted common share, compared to net income of $2.9 million, or $.25 per diluted common share, for the first two quarters of 2002. The results for the first two quarters of 2003 include approximately $2.0 million for research and development, $0.8 million for amortization of the acquired Lens Express and Lens 1st customer database definite-lived intangible assets and $0.3 million for integration costs related to the acquisition of Lens Express and Lens 1st.

        Jonathan Coon, Chief Executive Officer, said, "During the second quarter, our gross margin improved as we continued to benefit from our supply agreement with Johnson & Johnson. We also recently signed an agreement with Cole National that establishes a network of doctors to help meet our customers' eye care needs. Additionally, we improved our business by strengthening our management team with the additions of a new Chief Financial Officer and a Vice President of Operations."

        The Company's financial statements reflect the acquisitions of Lens Express and Lens 1st during the first quarter of 2003. The transactions were accomplished as asset purchases and included certain assets and the assumption of certain liabilities. The consideration paid included approximately $7.0 million in cash (including $0.5 million in transaction costs), approximately $4.1 million in assumed liabilities and 900,000 shares of restricted common stock with a fair market value of approximately $19.9 million. The Company recorded goodwill of approximately $22.3 million and definite-lived intangible assets of approximately $5.1 million based on the Company's preliminary allocation of the purchase price.

        During the second quarter of 2003, the release conditions were met relating to 700,000 shares of restricted common stock of 1-800 CONTACTS held in escrow as partial purchase consideration for the

July 2002 acquisition of ClearLab. The Company's financial statements reflect as additional purchase price the fair market value of approximately $17.0 million for these shares on June 6, 2003, the date the escrow release conditions were met. The Company recorded this additional purchase price as goodwill, net of the contingent consideration liability recorded at the purchase date in accordance with SFAS No. 141. This goodwill as of June 28, 2003 is $11.2 million. The Company also recorded additional paid-in capital and compensation expense of approximately $0.7 million due to the grant of a portion of these shares owned by ClearLab's chief technology officer to key employees of ClearLab.

        1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery. Through its easy-to-remember, toll-free telephone number, "1-800 CONTACTS" (1-800-266-8228), and its Internet web site, www.contacts.com, the Company sells all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

        This news release contains forward-looking statements about the Company's future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that may cause future results to differ materially from the Company's current expectations include, among others: general economic conditions, the health of the contact lens industry, inventory acquisition and management, manufacturing operations, integrations of ClearLab, Lens Express and Lens 1st, exchange rate fluctuations, advertising spending and effectiveness, unanticipated costs and unrealized benefits associated with the Company's supply agreement with Johnson & Johnson, implementation of the Cole National agreement, research and development initiatives and regulatory considerations.

1-800 CONTACTS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME INFORMATION
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Two Quarters Ended
	June 29, 2002	June 28, 2003	June 29, 2002	June 28, 2003
NET SALES	$42,233	$46,354	$83,814	$93,016
COST OF GOODS SOLD	29,803	28,580	58,697	59,140

Gross profit	12,430	17,774	25,117	33,876

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Advertising expense	3,890	3,586	6,609	7,380
Legal and professional fees	1,140	1,755	2,400	3,376
Research and development expenses	—	197		2,000
Other selling, general and administrative expenses	5,523	10,104	10,914	18,753

Total selling, general and administrative expenses	10,553	15,642	19,923	31,509

INCOME FROM OPERATIONS	1,877	2,132	5,194	2,367
OTHER EXPENSE, net	(193)	(323)	(323)	(823)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,684	1,809	4,871	1,544
PROVISION FOR INCOME TAXES	(681)	(1,249)	(1,928)	(1,472)

NET INCOME	$1,003	$560	$2,943	$72

PER SHARE INFORMATION:
Basic net income per common share	$0.09	$0.04	$0.26	$0.01

Diluted net income per common share	$0.09	$0.04	$0.25	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	11,382	12,552	11,451	12,269

Diluted	11,506	12,762	11,564	12,493

OTHER DATA:
Depreciation and amortization included in the following captions:
Cost of goods sold	$—	$301	$—	$601
Research and development expenses	—	3	—	5
Other selling, general and administrative expenses	426	1,297	848	2,402

Total depreciation and amortization	$426	$1,601	$848	$3,008

1-800 CONTACTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
(in thousands)
(unaudited)

	December 28, 2002	June 28, 2003
ASSETS
CURRENT ASSETS:
Cash	$259	$722
Accounts receivable	655	974
Inventories, net	37,785	30,000
Prepaid income taxes	769	121
Deferred income taxes	756	669
Other current assets	1,095	1,296

Total current assets	41,319	33,782
PROPERTY AND EQUIPMENT, net	12,862	13,426
DEFERRED INCOME TAXES	365	511
GOODWILL	—	33,508
DEFINITE-LIVED INTANGIBLE ASSETS, net	7,089	10,664
OTHER ASSETS	369	628

Total assets	$62,004	$92,519

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit	$5,770	$3,839
Current portion of long-term debt	2,853	2,998
Current portion of capital lease obligations	372	305
Accounts payable and accrued liabilities	12,327	13,217

Total current liabilities	21,322	20,359

LONG-TERM LIABILITIES:
Long-term debt, less current portion	17,365	15,859
Capital lease obligations, less current portion	250	103
Liability related to contingent consideration	5,470	—

Total long-term liabilities	23,085	15,962

STOCKHOLDERS' EQUITY	17,597	56,198

Total liabilities and stockholders' equity	$62,004	$92,519

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1-800 CONTACTS Announces Second Quarter Results